EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

    Scott-Rice Telephone Company

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Scott-Rice Telephone Company (a Minnesota corporation) (the Company) as of December 31, 2017, and the related statements of income, comprehensive income, invested equity and cash flows for the ten months then ended, and the related notes (collectively referred to as the financial statements).  In our opinion, the financial statements, present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of their operations and their cash flows for the ten months then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/Olsen Thielen & Co., Ltd.
We have served as the Company’s auditor since 2017.
Roseville, Minnesota
June 11, 2018

SCOTT-RICE TELEPHONE CO.
BALANCE SHEET
AS OF DECEMBER 31, 2017

Assets
Current assets
Cash	$4,513
Trade receivables	340,975
Supplies	331,520
Other assets	62,056
Total current assets	739,064
Property and equipment, net	11,286,108
Deferred income taxes, net	2,709,208
Total assets	$14,734,380

Liabilities and invested equity
Current liabilities
Accounts payable	$69,812
Accrued liabilities	898,860
Deferred revenue, current	141,312
Total current liabilities	1,109,984
Deferred revenue, non-current	83,985
Total liabilities	1,193,969
Commitments and contingencies (Note 10)
Invested equity
Zayo’s net investment	13,540,411
Total invested equity	13,540,411
Total liabilities and invested equity	$14,734,380

The accompanying notes are an integral part of these financial statements.

SCOTT-RICE TELEPHONE CO.
STATEMENT OF OPERATIONS
FOR THE PERIOD MARCH 1, 2017 TO DECEMBER 31, 2017

Revenue	$12,823,614
Operating costs and expenses
Operating costs (excluding depreciation and amortization)	2,222,818
Selling, general and administrative expenses	2,959,274
Depreciation and amortization	4,484,491
Total operating costs and expenses	9,666,583
Operating income	3,157,031
Other income, net
Interest expense	(120)
Other income	20,155
Total other income, net	20,035
Income from operations before income taxes	3,177,066
Provision for income taxes	2,183,061
Net income	$994,005

The accompanying notes are an integral part of these financial statements.

SCOTT-RICE TELEPHONE CO.
STATEMENT OF INVESTED EQUITY
FOR THE PERIOD MARCH 1, 2017 TO DECEMBER 31, 2017

Zayo’s Net Investment
Balance at March 1, 2017	$—
Net transfer from Zayo	12,546,406
Net income	994,005
Balance at December 31, 2017	$13,540,411

The accompanying notes are an integral part of these financial statements.

SCOTT-RICE TELEPHONE CO.
STATEMENT OF CASH FLOWS
FOR THE PERIOD MARCH 1, 2017 TO DECEMBER 31, 2017

Cash flows from operating activities
Net income	$994,005
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,484,491
Deferred income taxes	652,980
Changes in operating assets and liabilities, net of acquisitions
Trade receivables	(197,748)
Due from Zayo	(5,137,195)
Accounts payable and accrued liabilities	131,230
Additions to deferred revenue	(3,422)
Other assets and liabilities	(16,756)
Net cash provided by operating activities	907,585
Cash flows from investing activities
Purchases of property and equipment	(2,966,129)
Acquisition of Scott-Rice	5,000
Net cash used in investing activities	(2,961,129)
Cash flows from financing activities
Net transfers from Zayo	2,058,057
Net cash provided by financing activities	2,058,057
Net cash flows	4,513
Cash, beginning of period	—
Cash, end of period	$4,513
Supplemental disclosure of non-cash investing and financing activities:
Increase in accounts payable and accrued expenses for purchases of property and equipment	$47,224
Acquisition of Scott-Rice with investment by Zayo	$75,063,476
Dividend of intercompany receivable from Zayo	$64,575,127

The accompanying notes are an integral part of these financial statements.

SCOTT-RICE TELEPHONE CO.
NOTES TO FINANCIAL STATEMENTS

(1) BUSINESS AND BASIS OF PRESENTATION

Business

Scott-Rice Telephone Co. (“Scott-Rice” or the “Company”) is a subsidiary of Allstream Business US, LLC (“Allstream”). Allstream is part of an operating segment within Zayo Group Holdings, Inc. (“Zayo”). Scott-Rice provides Voice, IPTV Service and Broadband services using a variety of technologies for residential and business customers in the areas of Scott and Rice counties southwest of Minneapolis, Minnesota.

Scott-Rice was acquired as a part of the acquisition of the voice business of Electric Lightwave, Inc. (“ELI”) on March 1, 2017.

Basis of Presentation

Scott-Rice has historically operated as an integrated business of Zayo and not as a standalone entity. Financial statements representing historical operations of Scott-Rice’s bandwidth infrastructure provision and services have been derived from Zayo’s historical accounting records and are presented on a carve-out basis. All revenues and costs as well as assets and liabilities directly associated with the business activity of Scott-Rice are included in the financial statements. The historical costs and expenses reflected in the Scott-Rice financial statements include an allocation of certain corporate functions historically provided by Zayo, including, but not limited to, executive oversight, accounting, treasury, tax, legal, human resources, occupancy, procurement, and information technology. These expenses have been allocated to Scott-Rice on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of  sales, headcount, tangible assets, or other measures considered to be a reasonable reflection of historical utilization levels of these services.

As these financial statements represent the combination of a separate legal entity wholly-owned by Zayo, the net assets of Scott-Rice have been presented as Zayo’s net investment. Zayo’s net investment in Scott-Rice is primarily composed of: (i) the initial investment to establish the net assets (and any subsequent adjustments thereto); (ii) the accumulated net earnings; (iii) net transfers to or from Zayo, including those related to cash management functions performed by Zayo; (iv) non-cash changes in financing arrangements, including the conversion of certain related party liabilities into Zayo’s net investment; and (v) corporate cost allocations

Management believes that the assumptions underlying Scott-Rice’s financial statements, including the assumptions regarding the allocation of general corporate expenses from Zayo, are reasonable. Nevertheless, Scott-Rice’s financial statements may not include all of the actual expenses that would have been incurred had the Company operated as a standalone company during the periods presented. Actual costs that would have been incurred had Scott-Rice operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. Scott-Rice may incur additional costs associated with being a standalone, publicly listed company that were not included in the expense allocations and, therefore, would result in additional costs that are not reflected in Scott-Rice’s historical results of operations, financial position, and cash flows.

SCOTT-RICE TELEPHONE CO.

NOTES TO FINANCIAL STATEMENTS

Scott-Rice is dependent upon Zayo for all working capital and financing requirements as Zayo uses a centralized approach to cash management and financing of its operations. Financial transactions related to Scott-Rice are accounted for through the Net Zayo investment account. Accordingly, none of Zayo’s cash or debt at the corporate level has been assigned to Scott-Rice in the financial statements. Net Zayo investment represents Zayo’s interest in the recorded net assets of Scott-Rice. All significant transactions between Scott-Rice and Zayo have been included in the accompanying financial statements. Transactions with Zayo are reflected in the accompanying Statement of Invested Equity as “Net transfers from Zayo” and in the accompanying Balance Sheet within “Zayo’s net investment”.

Scott-Rice carve-out special purpose financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Cash management

Cash in the balance sheet comprises the cash of Scott-Rice’s business. None of Zayo’s cash and cash equivalents has been allocated to Scott-Rice in the financial statements.

Income taxes

Income taxes are calculated as if all of Scott-Rice’s operations had been separate tax-paying legal entities, each filing a separate tax return in its local jurisdiction. Scott-Rice’s income tax amounts currently payable or receivable by it are included in Zayo’s net investment, because the net liabilities (receivables) for the taxes due (refundable) are recorded in the financial statements of Zayo’s non-group entities that file the tax returns. As a result of the aforementioned structure, substantially all of Scott-Rice’s tax liabilities (refunds) are also paid (collected) by Zayo’s various non-group entities. These net changes in income tax amounts currently payable or receivable are included in the net cash transfers (to) from Zayo in the accompanying financial statements. No adjustments have been made in these carve-out financial statements to eliminate a tax structure that was put into place during the period of the historical financial statements, as more fully described in Note 6.

(2) SIGNIFICANT ACCOUNTING POLICIES

a. Use of Estimates

The preparation of Scott-Rice’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Significant estimates are used when establishing allowances for doubtful accounts and accruals for billing disputes, determining useful lives for depreciation and amortization, and accounting for income taxes and related valuation allowances against deferred tax assets. Management evaluates these estimates and judgments on an ongoing basis and makes estimates based on historical experience, current conditions, and various other assumptions that are believed to be reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities as well as identifying and assessing the accounting treatment with respect to commitments and contingencies. Actual results may differ from these estimates under different assumptions or conditions.

SCOTT-RICE TELEPHONECO.
NOTES TO FINANCIAL STATEMENTS

b. Cash and Cash Equivalents

Scott-Rice considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

c. Trade Receivables

Trade receivables are recorded at the invoiced amount and do not bear interest. Scott-Rice maintains an allowance for doubtful accounts for estimated losses inherent in its trade receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and the customer’s financial condition, and the age of receivables and current payment patterns. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Expected losses on accounts receivable were not significant at December 31, 2017.

d. Property and Equipment

Scott-Rice’s property and equipment includes assets in service and under construction or development.

Property and equipment is recorded at historical cost or acquisition date fair value. Costs associated directly with network construction, service installations, and development of business support systems, including employee-related costs, is capitalized. Depreciation is calculated on a straight-line basis over the asset’s estimated useful life from the date placed into service or acquired. Management periodically evaluates the estimates of the useful life of property and equipment by reviewing historical usage, with consideration given to technological changes, trends in the industry, and other economic factors that could impact the network architecture and asset utilization.

Scott-Rice uses the group life method (mass asset accounting) to depreciate the telephone related assets. Telephone plant acquired in a given year is grouped into similar categories and depreciated over the remaining estimated useful life of the group. Due to rapid changes in technology, selecting the estimated economic life of telecommunications plant and equipment requires a significant amount of judgment. Management periodically reviews data on expected utilization of new equipment, asset retirement activity, and net salvage values to determine adjustments to the depreciation rates. Scott-Rice has not made any significant changes to the lives of these assets during the period March 1, 2017 to December 31, 2017.

Management reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying value of its property and equipment may not be recoverable. An impairment loss is recognized when the assets’ carrying value exceeds both the assets’ estimated undiscounted future cash flows and the assets’ estimated fair value. Measurement of the impairment loss is then based on the estimated fair value of the assets. Considerable judgment is required to project such future cash flows and, if required, to estimate the fair value of the property and equipment and the resulting amount of the impairment. No impairment charges were recorded for property and equipment during the period March 1, 2017 to December 31, 2017.

SCOTT-RICE TELEPHONE CO.
NOTES TO FINANCIAL STATEMENTS

e. Revenue Recognition

Scott-Rice recognizes revenues derived from switched local and long distance voice service, broadband and IPTV services in which the fees are tariffed when the service has been provided and there is persuasive evidence of an arrangement the fee is fixed or determinable, customer acceptance has been obtained with relevant contract terms, and the collection of the receivable is reasonably assured. Taxes collected from customers and remitted to a governmental authority are reported on a net basis and are excluded from revenue.

Most revenue is billed in advance on a fixed-rate basis and the remainder is billed in arrears on a transactional basis determined by customer usage. Scott-Rice often bills customers for upfront charges, which are non-refundable. These charges relate to activation fees, installation charges or service order charges for future services.

In determining the appropriate amount of revenue and related reserves to reflect in its financial statements, management evaluates payment history, credit ratings, customer financial performance, and historical or potential billing disputes and related estimates are based on these factors and assumptions.

f. Operating Costs and Expenses

Scott-Rice’s operating costs and expenses consist primarily of Operating costs and Selling, general and administrative expenses, and depreciation and amortization.

Operating costs consist of third-party network service costs resulting from the leasing of certain network facilities, primarily leases of circuits and dark fiber, from carriers to augment Scott-Rice’s owned infrastructure, for which it is generally billed a fixed monthly fee. Operating costs sold also includes IPTV programming fees, carrier access billing, and long distance costs.

Selling, general and administrative expenses include salaries and wages, and operating expenses.

Salaries and wages include salaries, wages, incentive compensation, and benefits. Employee-related costs that are directly associated with network construction, service installations, and development of business support systems are capitalized and amortized to operating costs over the customer life.

Operating expenses include all of the non-personnel-related expenses of operating and maintaining the network infrastructure. In addition, travel, training, advertising, professional fees, taxes, office supplies, and corporate allocation are included within operating expenses.

Depreciation and amortization include the expense of long-term assets over the asset’s estimated useful life from the date placed into service or acquired.

SCOTT-RICE TELEPHONE CO.
NOTES TO FINANCIAL STATEMENTS

g. Legal Costs

Costs incurred to hire and retain external legal counsel to advise us on regulatory, litigation, and other matters are expensed as the related services are received.

h. Advertising

Advertising expenses are expensed as incurred. Scott-Rice expensed advertising costs of $27,322.

i. Income Taxes

Scott-Rice recognizes income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

Estimating the future tax benefit associated with deferred tax assets requires significant judgment. Deferred tax assets arise from a variety of sources, the most significant being: tax losses that can be carried forward to be utilized against taxable income in future years, deferred revenue, and expenses recognized in Scott-Rice’s financial statements but disallowed in Scott-Rice’s tax return until the associated cash flow occurs.

Scott-Rice records a valuation allowance to reduce its deferred tax assets to the amount that is expected to be recognized. The valuation allowance is established if, based on available evidence, it is more-likely-than-not that all or some portion of the asset will not be realized due to the inability to generate sufficient taxable income in the period and/or of the character necessary to utilize the benefit of the deferred tax asset. When evaluating whether it is more-likely-than-not that all or some portion of the deferred tax asset will not be realized, all available evidence, both positive and negative, that may affect the realizability of deferred tax assets is identified and considered in determining the appropriate amount of the valuation allowance. Scott-Rice continues to monitor its financial performance and other evidence each quarter to determine the appropriateness of Scott-Rice’s valuation allowance. At each balance sheet date, existing assessments are reviewed and, if necessary, revised to reflect changed circumstances. At December 31, 2017, there was no valuation allowance.

The analysis of Scott-Rice’s ability to utilize its net operating loss carryforward (“NOL”) balance is based on Scott-Rice’s forecasted taxable income. The forecasted assumptions approximate Scott-Rice’s best estimates, including market growth rates, future pricing, market acceptance of Scott-Rice’s products and services, future expected capital investments, and discount rates. If Scott-Rice is unable to meet its taxable income forecasts in future periods Scott-Rice may change its conclusion about the appropriateness of the valuation allowance which could create a substantial income tax expense in Scott-Rice’s statement of operations in the period such change occurs.

SCOTT-RICE TELEPHONE CO.
NOTES TO FINANCIAL STATEMENTS

Scott-Rice records interest related to unrecognized tax benefits and penalties in the provision for income taxes.

j. Fair Value of Financial Instruments

Relevant accounting literature defines and establishes a framework for measuring fair value, and requires expanded disclosures about fair value measurements. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and defines fair value as the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques that may be used include the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost), which are each based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect Scott-Rice’s market assumptions.

Scott-Rice’s financial instruments consist of cash, trade receivables, and accounts payable. The carrying values of cash, trade receivables, and accounts payable approximated their fair values at December 31, 2017 due to the short maturity of these instruments.

Fair Value Hierarchy

A fair value hierarchy is established that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that are used to measure fair value are:

Level 1

Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2

Inputs to the valuation methodology include:

•         quoted prices for similar assets or liabilities in active markets;

•         quoted prices for identical or similar assets or liabilities in inactive markets;

•         inputs other than quoted prices that are observable for the asset or liability; and

•         inputs that are derived principally from or corroborated by observable market data by correlation or other means.

SCOTT-RICE TELEPHONE CO.
NOTES TO FINANCIAL STATEMENTS

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3

Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

There were no transfers of assets or liabilities between Level 1, Level 2, and Level 3 inputs.

Scott-Rice views fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, management considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

k. Concentration of Credit Risk

Financial instruments that potentially subject Scott-Rice to concentration of credit risk consist principally of accounts receivable. Scott-Rice’s cash is primarily held in commercial bank accounts in the United States.

During the period March 1, 2017 to December 31, 2017, Scott-Rice had no single customer that exceeded 10% of total revenue. Scott-Rice’s trade receivables, which are unsecured, are geographically dispersed. As of December 31, 2017, Scott-Rice had no customers with a trade receivable balance that exceeded 10% of total receivables.

l. Recently Issued Accounting Pronouncements

In February 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (ASU 2018-02), which allows companies to reclassify the income tax effects resulting from tax bill, H.R.1, from accumulated other comprehensive income to retained earnings. The standard also requires certain new disclosures regardless of the election. The standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. ASU 2018-02 will not have an impact on Scott-Rice’s financial statements and related disclosures.

SCOTT-RICE TELEPHONE CO.
NOTES TO FINANCIAL STATEMENTS

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classifications of Certain Cash Receipts and Cash Payments. The new standard provides guidance for eight changes with respect to how cash receipts and cash payments are classified in the statement of cash flows, with the objective of reducing diversity in practice. The standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 31, 2017, with early adoption permitted. Scott-Rice does not plan to early adopt, nor does it expect the adoption of this new standard to have a material impact on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases. The new guidance supersedes existing guidance on accounting for leases in Topic 840 and is intended to increase the transparency and comparability of accounting for lease transactions. ASU 2016-02 requires most leases to be recognized on the balance sheet. Lessees will need to recognize a right-of-use asset and a lease liability for virtually all leases. The liability will be equal to the present value of lease payments. The asset will be based on the liability, subject to adjustment, such as for initial direct costs. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Lessor accounting remains similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard (ASU 2014-09). The ASU will require both quantitative and qualitative disclosures regarding key information about leasing arrangements. The standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The standard must be adopted using a modified retrospective transition, and provides for certain practical expedients. Transition will require application of the new guidance at the beginning of the earliest comparative period presented. Scott-Rice does not plan to early adopt and is evaluating the impact of the adoption of this new standard on its financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in GAAP when it becomes effective. In July 2015, the FASB deferred the effective date to annual reporting periods and interim reporting periods within annual reporting periods beginning after December 15, 2017. Early adoption is permitted as of the original effective date or annual reporting periods and interim reporting periods within annual reporting periods beginning after December 15, 2016. The standard permits the use of either the retrospective or cumulative effect transition method.

Although Scott-Rice is still assessing the impact of this standard on its financial statements, it has preliminarily determined that due to changes in the timing of recognition of certain installation services, discounts, and promotional credits given to customers, there may be additional contract assets and liabilities recorded in the balance sheet upon adoption. Additionally, the requirement to defer incremental costs incurred to acquire a contract including sales commissions, and recognize such costs over the contract period or expected customer life may result in additional deferred charges recognized in the balance sheets and could have the impact of deferring operating expenses. Scott-Rice plans to adopt this new standard as of July 1, 2018 and, based on its initial assessment, expects to apply the modified retrospective method, which may result in a cumulative effect adjustment as of the date of adoption. Until Scott-Rice is further along in its assessment, it does not anticipate being able to provide reasonably accurate estimates of the impact of ASU 2014-09.

SCOTT-RICE TELEPHONE CO.
NOTES TO FINANCIAL STATEMENTS

(3) ACQUISITIONS

Electric Lightwave Parent, Inc.

On March 1, 2017, Zayo acquired ELI, an infrastructure and telecom services provider serving 35 markets in the western U.S., for net purchase consideration of $1,426.6 million, net of cash acquired, subject to certain post-closing adjustments. The operations of ELI were allocated to multiple Zayo segments, with $75.1 million being allocated to Scott-Rice. The acquisition was funded through Zayo’s debt and Zayo’s cash on hand. The acquisition was considered a stock purchase for tax purposes.

Although Scott-Rice continued as the same legal entity after the acquisition of ELI, push-down accounting was not applied. Scott-Rice’s net assets were not adjusted for the fair value of goodwill, customer lists, and other intangible assets.

The table below reflects the acquisition date fair values of the assets and liabilities assumed allocated to Scott-Rice from Zayo’s Fiscal 2017 acquisition of ELI:

Cash	$5,000
Other current assets	59,957,979
Property and equipment	12,757,245
Deferred tax assets, net	3,362,188
Total assets acquired	76,082,412
Current liabilities	790,217
Deferred revenue	228,719
Total liabilities assumed	1,018,936
Net assets acquired	75,063,476
Less cash acquired	(5,000)
Total consideration paid/payable	$75,058,476

(4) PROPERTY AND EQUIPMENT

Property and equipment was comprised of the following as of December 31, 2017:

	Estimated useful lives (in years)

Land	N/A	$218,421
Buildings and leasehold improvements	30	901,143
Automobiles	5 to 6	47,171
Furniture, fixtures and equipment	5 to 10	9,189
Computer hardware	5	564,527
Software	5	31,126
Machinery and equipment	5 to 10	115,370
Telecommunication equipment	5 to 13	8,360,697
Underground cable	15 to 20	5,469,748
Total		15,717,392
Less accumulated depreciation		(4,431,284)
Property and equipment, net		$11,286,108

Depreciation is computed using the straight-line method based on the estimated service or remaining useful lives of the various classes of depreciable assets. Total depreciation expense during the period March 1, 2017 to December 31, 2017 was $4,484,491.

SCOTT-RICE TELEPHONE CO.
NOTES TO FINANCIAL STATEMENTS

During the period March 1, 2017 to December 31, 2017, the Company capitalized $1,364,125 of direct labor costs to property and equipment accounts.

(5) LONG-TERM DEBT

Guarantees

As of December 31, 2017, Zayo had $5.6 billion of long-term debt, including Notes Payable, Term Loan Facility, and Revolver. The long-term debt was payable through January 2027. As of December 31, 2017, no amounts were outstanding under the $500 million Revolver.

Zayo’s Notes Payable, Term Loan Facility, and Revolver are fully and unconditionally guaranteed, jointly and severally, by all of Zayo’s current and future domestic restricted subsidiaries.

Upon the closing of the sale of Scott-Rice to New Ulm Telecom, Inc., Scott-Rice will no longer be a guarantor of Zayo’s Notes Payable, Term Loan Facility, or Revolver.

Debt covenants

Zayo’s Notes Payable contain covenants that, among other things, restrict the ability of Zayo and its subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends, or make other distributions with respect to any equity interests, make certain investments or other restricted payments, create liens, sell assets, incur restrictions on the ability of Zayo’s restricted subsidiaries to pay dividends or make other payments to Zayo, consolidate, or merge with or into other companies, or transfer all or substantially all of their assets, engage in transactions with affiliates, and enter into sale and leaseback transactions. The terms of the Notes Payable include customary events of default.

Zayo’s Credit Agreement contains customary events of default, including among others, non-payment of principal, interest, or other amounts when due, inaccuracy of representations and warranties, breach of covenants, cross default to certain other indebtedness, insolvency or inability to pay debts, bankruptcy, or a change of control. The Credit Agreement also contains a covenant, applicable only to the Revolver, that the Zayo maintain a senior secured leverage ratio below 5.25:1.00 at any time when the aggregate principal amount of loans outstanding under the Revolver is greater than 35% of the commitments under the Revolver. The Credit Agreement also requires that Zayo and its subsidiaries comply with customary affirmative and negative covenants.

SCOTT-RICE TELEPHONE CO.
NOTES TO FINANCIAL STATEMENTS

The Notes Payable indentures limit any increase in Zayo’s secured indebtedness  to a pro forma secured debt ratio of 4.50 times Zayo’s previous quarter’s annualized modified EBITDA (as defined in the Notes Payable indentures), and limit Zayo’s incurrence of additional indebtedness to a total indebtedness ratio of 6.00 times the previous quarter’s annualized modified EBITDA.

Zayo was in compliance with all covenants associated with its debt agreements as of December 31, 2017.

(6) INCOME TAXES

The Company’s provision for income taxes from operations during the period March 1, 2017 to December 31, 2017 is summarized as follows:

Current Income Taxes
Federal	$1,505,844
State	24,237
Total	1,530,081
Deferred Income Taxes
Federal	474,398
State	178,582
Total	652,980
Total provision for income taxes	$2,183,061

         On December 22, 2017, the U.S. federal government enacted a tax bill, H.R.1, An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018, previously known as Tax Cuts and Jobs Act of 2017 (“U.S. Tax Reform”). U.S. Tax Reform reduced the U.S. corporate tax rate from 35% to 21%, created a territorial tax system with a one-time mandatory repatriation tax on previously deferred foreign earnings, and changed business-related deductions and credits.

         ASC 740, Income Taxes, requires companies to recognize the effect of tax law changes in the period of enactment. The SEC staff issued SAB 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (“SAB 118”), which will allow registrants to record provisional amounts during a ‘measurement period’. The measurement period is similar to the measurement period used when accounting for business combinations under ASC 805, Business Combinations. SAB 118 allows a registrant to recognize provisional amounts when it does not have the necessary information available, prepared or analyzed (including computations) in reasonable detail to complete its accounting for the change in tax law. The measurement period ends when a registrant has obtained, prepared and analyzed the information necessary to finalize its accounting, but cannot extend beyond one year.

SCOTT-RICE TELEPHONE CO.
NOTES TO FINANCIAL STATEMENTS

In accordance with SAB 118, Scott-Rice has recorded a provisional tax expense for the period March 1, 2017 to December 31, 2017 of $852,736 to record the impact of U.S. Tax Reform. The provisional amounts will be known when the actual US and state tax returns are filed.

The Company’s effective income tax rate differs from what would be expected if the federal statutory rate were applied to earnings before income taxes primarily because of certain expenses that represent permanent differences between book and tax expenses and deductions.

A reconciliation of the actual income tax provision and the tax computed by applying the U.S. federal rate to the earnings before income taxes during the period March 1, 2017 to December 31, 2017 is as follows:

Expected provision at the statutory rate	$1,111,973
Increase/(decrease) due to:
State income taxes benefit, net of federal benefit	202,379
Change in statutory tax rate, deferred	852,736
Change in statutory rate, current	15,788
Other, net	185
Provision for income taxes	$2,183,061

Scott-Rice files income tax returns in United States and the state of Minnesota. In the normal course of business, Scott-Rice is subject to examination by taxing authorities.

Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2017 are as follows:

Deferred income tax assets
Property and equipment	$2,117,565
Net operating loss carry forwards	526,887
Deferred revenue	64,755
Total deferred income tax assets	2,709,208
Valuation allowance	(—)
Deferred income tax assets, net	$2,709,208

As of December 31, 2017, the Company had no U.S. federal net operating loss ("NOL") carry forwards. As of December 31, 2017, the Company had tax-effected state net operating loss carry forwards of $526,887, which are not subject to limitations on their utilization and have various expiration dates 2021 through 2030.

SCOTT-RICE TELEPHONE CO.
NOTES TO FINANCIAL STATEMENTS

Management believes it is more likely than not that it will utilize its net deferred tax assets to reduce or eliminate tax payments in future periods and has not recorded a valuation allowance.

(7) ACCRUED LIABILITIES

Accrued liabilities included in current liabilities as of December 31, 2017 consisted of the following:

Accrued compensation and benefits	$277,934
Network expense accruals	176,796
Other accrued taxes	112,487
Other accruals	331,643
Total	$898,860

(8) INVESTMENT EQUITY

Overview

All of Scott-Rice’s related party transactions with subsidiaries, divisions, and entities of Zayo (herein individually and collectively referred to as Zayo) were agreed to by Scott-Rice and Zayo. The costs for such services transferred to Scott-Rice are reflected in appropriate categories in the accompanying statement of operations during the period March 1, 2017 to December 31, 2017.

Net Contributions from Zayo

The significant components of net contributions from Zayo during the period March 1, 2017 to December 31, 2017, were as follows:

Investment in Scott-Rice	$75,063,476
Allocation of expenses	527,976
Income taxes held by Zayo	1,530,081
Dividend from parent	(64,575,127)
Net Contributions from Zayo	$12,546,406

SCOTT-RICE TELEPHONE CO.
NOTES TO FINANCIAL STATEMENTS

The net contributions from Zayo are generally recorded based on actual costs incurred, without a markup. The basis of allocation for items described above is as follows:

•         Investment in Scott-Rice: Amount represents Zayo’s initial investment in Scott-Rice.

•         Allocation of expenses: Zayo provides certain management and administrative services to each of its business units. See Note 11 for further discussion.

•         Income taxes – Zayo holds the income tax liabilities and deferred income taxes

•         Dividend from parent: Scott-Rice transferred the amount due from Zayo via a dividend.

(9) EMPLOYEE SAVINGS PLAN

The Company maintains a defined contribution plan for eligible employees under Section 401(k) of the Internal Revenue Service (“IRS”) Code. All employees who meet the plan eligibility requirements may elect to participate in the plan by making contributions up to the maximum permissible IRS limit. The Company makes matching contributions limited to 50% of the participant’s contributions up to 2% of compensation. Savings plan expense was approximately $38,719 for the period March 1, 2017 to December 31, 2017.

(10) COMMITMENTS AND CONTINGENCIES

In the normal course of business, Scott-Rice is party to various outstanding legal proceedings, asserted and unasserted claims, and carrier disputes. In the opinion of management, the ultimate disposition of these matters, both asserted and unasserted, will not have a material adverse effect on Scott-Rice’s financial condition, results of operations, or cash flows.

(11) RELATED PARTY TRANSACTIONS

Zayo provides certain management and administrative services to Scott-Rice. The costs for such services transferred to Scott-Rice are reflected in appropriate categories in the accompanying statements of operations during the period March 1, 2017 to December 31, 2017. Additionally, Zayo performs cash management functions on behalf of Scott-Rice. Scott-Rice’s cash needs are managed by Zayo on a daily basis. As a result, all of the charges and cost allocations to Scott-Rice covered by the centralized cash management functions were treated as a payable to Zayo. In addition, all of the cash receipts on behalf of Scott-Rice were deemed to be receivable from Zayo, as they were received.

The transactions to/from Zayo are generally recorded based on actual costs incurred, without a markup. The basis of allocation for items described above is as follows:

•         Customer payments and other cash receipts: As indicated above, to the extent payments for other units are received by Scott-Rice, such amounts are applied to the corresponding customer accounts receivable and are reflected as cash contribution from Zayo.

•         Allocation of expenses: Zayo provides certain management and administrative services to each of its business units. These costs include, but are not limited to, items such as general management and executive oversight, costs to support Scott-Rice’s information technology infrastructure, facilities, compliance, human resources, marketing, legal and finance functions, benefit plan administration, and risk management. These corporate allocations are based on one of two utilization measures: 1) full time equivalents  and 2) revenue.

•         Accounts payable and other payments: A portion of Scott-Rice’s cash disbursements for trade and other accounts payable and accrued expenses, are funded centrally by Zayo. Such transactions processed for trade and other accounts payable and accrued expenses associated with Scott-Rice are reflected as cash contribution from Zayo.

SCOTT-RICE TELEPHONE CO.
NOTES TO FINANCIAL STATEMENTS

The significant components of the transactions with Zayo’s subsidiaries during the period March 1, 2017 to December 31, 2017 were as follows:

Receivable from ELI acquired March 1, 2017	$59,437,932
Customer payments and other cash receipts	13,177,975
Allocation of expenses	(358,820)
Accounts payable and other payments	(7,681,960)
Dividend to ELI	(64,575,127)
Due to/from related parties	$—

(12) SUBSEQUENT EVENTS

On February 23, 2018, Zayo entered into an agreement to sell Scott-Rice Telephone Co., a Minnesota Incumbent local exchange carrier, to New Ulm Telecom, Inc. (now known as “Nuvera Communications, Inc.” as a result of their name change on June 4, 2018) for $42 million.

Subsequent events were evaluated through June 11, 2018, the date that the financial statements were issued.